Exhibit 10.2

SECURITY AGREEMENT

by and among

GLOBIX CORPORATION

the

SUBSIDIARY GUARANTORS

and the

SECURED PARTIES

Dated as of December 13, 2005

-i-

-ii-

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of December 13, 2005, entered into between Globix Corporation (“Globix”) and the undersigned Subsidiary Guarantors as Debtors (each, a “Debtor”) and each of the Holders of the Senior Notes (defined below), as Secured Party hereunder (collectively, the “Secured Parties”), sets forth the agreement pursuant to which the Debtors pledge, assign their interest in and grant a security interest and general lien in and upon the collateral described herein as security for the payment and performance of their respective obligations under that certain Subsidiary Guaranty Agreement (the “Guaranty”), dated the date hereof, made by the Debtors in favor of the Secured Parties.

WHEREAS, Globix has entered into one or more Note Purchase Agreements (each, a “Note Purchase Agreement”) dated the date hereof, pursuant to which Globix has issued and sold its Senior Secured Notes due May 1, 2008 (the “Senior Notes”) to the Holders;

WHEREAS, it is a condition to the obligations of the Holders to purchase the Senior Notes that the Subsidiary Guarantors enter into the Guaranty;

WHEREAS, it is a condition to the obligation of the Holders to purchase the Senior Notes issued pursuant to the Note Purchase Agreement that Globix and the Subsidiary Guarantors, as Debtors, execute this Agreement in favor of the Secured Parties;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions.

1.1.         Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement. To the extent that any terms or concepts defined or used herein are defined or used in the UCC, such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC.

1.2.	The following terms shall have the meanings set forth below:

“Account” has the meaning given such term in Section 9-102(a)(2) of the UCC.

“Account Debtor” has the meaning given such term in Section 9-102(a)(3) of the UCC.

“Collateral” shall mean, subject to the proviso, all right, title and interest of the Debtors in and to all of the following property of the Debtors, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence:

(i)	Accounts; and

(ii)	cash and non-cash Proceeds of the Accounts.

“Deposit Account” has the meaning given such term in Section 9-102(a)(29) of the UCC.

“Indenture” has the meaning given such term in the Note Purchase Agreement.

“Intercreditor Agreement” has the meaning given such term in the Note Purchase Agreement.

“Lien” shall mean a pledge, assignment, lien, charge, mortgage, encumbrance or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

“Notes” shall mean all Securities, Promissory Notes or other debt instruments (including, without limitation, bonds and debentures of any nature whatsoever) from time to time issued to, or held by, any Debtor.

“Obligations” has the meaning given such term in Section 2 hereof.

“Proceeds” has the meaning given such term in Section 9-102(a)(64) of the UCC.

“Trustee” means HSBC Bank USA, National Association (successor to HSBC Bank, USA), as Trustee under the Indenture, and any successor trustee thereunder.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

2.            Grant of Liens; Limitation. As security for the due and punctual payment and performance in full of the Senior Notes and the obligations of the Subsidiary Guarantors as set forth in the Guaranty (whether at the stated maturity, by acceleration or otherwise and whether now owing or incurred in the future) (the “Obligations”), each Debtor hereby pledges, assigns, charges, delivers and grants to the Secured Parties a continuing security interest in and a general first Lien upon all of such Debtor’s right, title and interest in and to the Collateral and all additions thereto and substitutions therefor, whether heretofore, now or hereafter received by or delivered or transferred to the Secured Parties hereunder. The foregoing or anything elsewhere in this Agreement, the Note Purchase Agreement or any other Senior Noteholder Documents (as defined in the Note Purchase Agreement) to the contrary notwithstanding, in no event shall the security interest and Lien hereof extend to, and in no event shall Collateral consist of, Accounts and Proceeds thereof exceeding 1.5 times the aggregate principal amount of the Senior Notes. For purposes of the preceding sentence, Accounts shall be valued at the outstanding amount thereof without regard to aging, provided that if the sum of the outstanding amounts of such Accounts and available Proceeds, shall exceed 1.5 times the aggregate principal amount of the Senior Notes, the Collateral shall consist of those Accounts, commencing with the most recently created Accounts, having an aggregate outstanding amount which when aggregated with the

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available Proceeds, shall not exceed 1.5 times the aggregate principal amount of the Senior Notes.

3.	Continuing Security Interest.

3.1.        This Agreement creates an assignment, pledge, charge, continuing security interest in and general first Lien upon the Collateral and shall (a) remain in full force and effect until (i) the Secured Parties acknowledge, in writing, that all Obligations have been paid in full and (ii) the termination or expiration of any commitment of Secured Parties to purchase any Senior Notes under the Note Purchase Agreement, (b) be binding upon each Debtor and its successors, permitted transferees and permitted assigns and (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns.

3.2.        It is contemplated by the parties hereto that from time to time there may be no Senior Notes outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequently outstanding Senior Notes. Upon (a) the written acknowledgment of the Secured Parties of the indefeasible payment in full of the Senior Notes, and (b) the termination or expiration of any commitment of Secured Parties to purchase Senior Notes under the Note Purchase Agreement, the assignment, pledge, charge, Lien and security interest granted hereunder shall terminate and, upon delivery and transfer of the Collateral to the Debtors, all rights to the Collateral shall revert to the Debtors. Upon such termination, the Secured Parties will at the sole expense of the Debtors authorize, execute and deliver to the Debtors such documents as the Debtors shall reasonably request to evidence such termination and the Secured Parties, shall at the sole expense of the Debtors, deliver and transfer such Collateral to the Debtors.

4.            Debtors Remain Liable. Anything herein to the contrary notwithstanding, (i) each Debtor shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Secured Parties of any of the rights hereunder shall not release such Debtor from any of its respective duties or obligations under any such agreements; and (iii) the Secured Parties shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.	Delivery and Perfection; Special Provisions as to Certain Collateral.

5.1.        Each Debtor shall file one or more financing or continuation statements, and amendments thereto, relating to all of the Collateral, and shall take all such other actions and authorize, execute, deliver and file or cause to be filed such other instruments or documents, as may be required by applicable law or as the Secured Parties may reasonably require, in order to establish and maintain a perfected, valid and continuing security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law. Such financing statements may describe the Collateral in the same manner as described in any Security Document or may contain an indication or description of collateral that describes such property

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in any other manner as the Secured Parties may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Parties in connection herewith.

5.2.        Each Debtor shall promptly authorize, execute (if applicable) and deliver to the Secured Parties (or file or record in such offices as the Secured Parties may deem necessary or appropriate) any and all financing and continuation statements, other agreements, instruments or other documents or amendments thereto, and perform any acts which may be necessary (i) to create, perfect, preserve or otherwise protect the security interest and Liens granted herein or (ii) to enable the Secured Parties to exercise and enforce their rights hereunder; and

5.3.        After the occurrence and during the continuance of an Event of Default, the Secured Parties may, or may direct any Debtor to, take any action the Secured Parties deem necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Parties and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Parties. Upon such notification and direction, and at the expense of the Debtors, the Secured Parties may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Debtor might have done.

5.4.        After receipt by any Debtor of the notice referred to in Section 5.3 above that an Event of Default has occurred and is continuing, all amounts and Proceeds (including instruments) received by such Debtor in respect of the Accounts shall be received in trust for the benefit of the Secured Parties hereunder, shall be segregated from other funds of such Debtor, and shall promptly be paid over to the Secured Parties in the same form as so received (with any necessary indorsement) to be held as Collateral. At the written request of the Secured Parties, each Debtor shall from time to time notify in writing each Account Debtor specified by the Secured Parties of the Debtor’s pledge, Lien, assignment and grant of a security interest to the Secured Parties in the respective Collateral.

5.5.         Notwithstanding Section 9-207 of the UCC, the Secured Parties may hold as additional security any Proceeds, including money and funds, received from the Collateral, all of which shall constitute Collateral hereunder, and the Secured Parties shall not be required to apply such money or funds to reduce the Obligations other than as expressly set forth herein.

6.            Relation to Other Security Documents. To the extent applicable, the provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by any Debtor to the Secured Parties and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Secured Parties hereunder.

7.            Proceeds of Sale. Nothing contained in this Agreement shall limit or restrict in any way the Secured Parties’ right to receive Proceeds of the Collateral in any form in accordance with the provisions of this Agreement. All Proceeds that are received by the Debtor contrary to the provisions of this Agreement shall be received in trust for the benefit of the

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Secured Parties, shall be segregated from other property or funds of the Debtors and shall be forthwith paid over to the Secured Parties as Collateral in the same form as so received (with any necessary endorsement, document or instrument of transfer).

8.            Records and Information. Each Debtor agrees to keep, at its office set forth in Section 12(d), its records concerning the Collateral. Each Debtor agrees to promptly furnish to the Secured Parties such information concerning itself, the Collateral and any Account Debtor as the Secured Parties may reasonably request.

9.            Inspection. Each Debtor agrees upon reasonable notice provided by the Secured Parties or the other holders of the Senior Notes, to permit the Secured Parties or such other holders of the Senior Notes, through its or their officers and agents, to examine and inspect the Collateral and all records pertaining thereto, and to make extracts from such records as the Secured Parties or such other holders of the Senior Notes may reasonably require.

10.          Use of Collateral. Except upon the occurrence and during the continuance of any Event of Default, each Debtor may in the ordinary course of its business, collect its Accounts and use, consume or otherwise dispose of the Proceeds thereof in carrying on its businesses substantially in the same manner as now conducted; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by a Debtor or any transfer or sale to any shareholder or affiliate of such Debtor for consideration less than the consideration which would have been paid to such Debtor by an unaffiliated third party in an arms’ length transaction; and provided further that any such disposition shall not be unlawful or inconsistent with the terms of this Agreement. Nothing herein shall prohibit any Debtor from using its property and assets in any manner permitted by the Note Purchase Agreement.

11.          No Disposition. Each Debtor covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as provided for in Section 10 hereof, nor will it create, incur or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any Proceeds thereof, except for (i) the security interests and Liens created under this Agreement or any of the other Security Documents in favor of the Secured Parties and (ii) security interests and Liens securing Indebtedness (as defined in the Note Purchase Agreement) or other obligations permitted by the Note Purchase Agreement.

12.          Representations and Warranties. Each Debtor represents and warrants to the Secured Parties throughout the term of this Agreement that, as to such Debtor:

(a)          The Debtor is and will be the sole legal and beneficial owner of all of the Collateral now owned or hereafter acquired by the Debtor, and, except with respect to Liens under the Indenture and the Security Documents (as defined in the Indenture) the Debtor has not created any Lien, security interest, assignment, option or other charge or encumbrance on the Collateral, except for Permitted Liens and the Liens and security interests created by this Agreement or any other security documents in favor of the Secured Parties;

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(b)          This Agreement has been duly and validly authorized by the Debtor and executed and delivered by the Debtor and constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)) and, subject to the performance of the relevant procedures as specified in Section 5 herein with respect to such Collateral, and assuming the due execution and delivery of the Intercreditor Agreement, creates a valid, binding, enforceable and perfected security interest in and general first Lien upon all of the Collateral, and the Debtor is duly authorized to make all filings and take all other actions necessary or desirable to perfect and to continue perfected such security interest;

(c)          As of the date hereof and on the date of delivery or transfer to the Secured Parties of any Collateral under this Agreement, it has good and marketable title to the Collateral;

(d)          The office where it maintains all records relating to the Collateral is located at 139 Centre Street, New York, NY 10013.

(e)          The Debtor is a corporation, limited liability company, or limited partnership, duly organized and validly existing under the laws of the jurisdiction of its organization.

(f)           The Debtor’s exact legal name as that name appears on its certificate of incorporation or other charter document is set forth on the signature page hereof, and the Debtor’s state of organization and identification number is as set forth on the signature page hereof.

13.	Covenants.
(a) Each Debtor shall:

(i)           Not use any Collateral in violation of law or any applicable policy of insurance;

(ii)          Pay or cause to be paid when due all taxes, assessments and other charges relating to the Collateral or this Agreement and reimburse the Secured Parties for all costs of and fees incurred in connection with the filing of the documents and instruments referred to in Section 5;

(iii)         Not change its name or the name under which it does business, chief executive office, type of organization, jurisdiction of organization or other legal structure without at least 30 days’ prior written notice to the Secured Parties. Prior to effectuating any change described in the preceding sentence, the Debtor shall take or cause to be taken all actions deemed by the Secured Parties to be necessary or desirable to prevent any financing or continuation statement from becoming seriously misleading or rendered ineffective, or the security interests granted herein from becoming unperfected or the relative priority thereof otherwise impaired, as a result of such removal or change and, shall, if requested, provide to the Secured Parties an opinion of nationally

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recognized counsel in form and substance satisfactory to the Secured Parties, describing such actions and confirming that such actions have been taken and are effective to prevent such results.

(iv)         Take all actions in order to maintain a perfected security interest in the Lien granted herein on all of the Collateral pledged by it, under applicable law, including all actions contemplated by Section 5, for the benefit of the Secured Parties; and

(v)          Perform and observe all the material terms and provisions of any agreement for the sale or lease of goods, or any agreement for the rendering of services, giving rise to an Account to be performed or observed by it, maintain any such agreement in full force and effect, enforce any such agreement in accordance with its terms, and take any other action to such end as may be from time to time reasonably requested by the Secured Parties.

(b)          Each Debtor shall not without the prior written consent of the Secured Parties:

(i)           Permit anything to be done that might materially impair the value of the Collateral or materially adversely affect the security or Liens intended to be afforded by this Agreement in favor of the Secured Parties;

(ii)          Modify, amend or waive any material terms or conditions of the Collateral or any rights or interests therein; or

(iii)         Waive any material default under or material breach of any agreement giving rise to or connected with any Account.

14.	Further Assurances and Protections.

(a)          Each Debtor shall at its expense do, file, record, make, execute and deliver all such acts, notices, instruments, statements or other documents as the Secured Parties may reasonably request (which request may be oral or in writing) to register in the name of the Secured Parties, perfect, preserve or otherwise protect the security interest and Liens of the Secured Parties in the Collateral or any part thereof or to give effect to the rights, powers and remedies of the Secured Parties under this Agreement, provided, however, that nothing in this Section 14 shall amend, modify or diminish the obligation of such Debtor to maintain the priority or perfection of the security interest granted to the Secured Parties hereunder pursuant to Section 5.2 hereof; and

(b)          Each Debtor will give prompt written notice to the Secured Parties of, and defend the Collateral against, any suit, action or proceeding related to the Collateral or which could adversely affect the security interests and Liens granted hereunder.

15.          Events of Default. The occurrence of and continuation of an “Event of Default” (as defined or incorporated in the Note Purchase Agreement) shall constitute an event of default (each an “Event of Default”) under this Agreement.

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16.          Remedies upon an Event of Default. Subject to the terms of the Intercreditor Agreement, on and after the occurrence and continuance of an Event of Default, the Secured Parties may, in their discretion:

(a)          request any Debtor, and upon such request the Debtor shall, assemble the Collateral at such place or places reasonably convenient to the Secured Parties designated in such request;

(b)          enforce collection of any of the Collateral by suit or any other lawful means available to the Secured Parties, or demand, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(c)          surrender, release or exchange or otherwise modify the terms of all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby;

(d)          assert all other rights and remedies of a Secured Party under the UCC (whether or not in effect in any applicable jurisdiction) and all other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to a Debtor at its notice address specified on the signature page hereof five (5) Business Days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property; but in any event the Secured Parties may sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose such Collateral on such terms and to such purchaser(s) (including the Secured Parties) as the Secured Parties in their reasonable discretion may choose, and for cash or for credit or for future delivery, without assuming any credit risk, at public or private sale or other disposition, without demand of performance, and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Each Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale or other disposition hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale or other disposition, unless prohibited by applicable law, the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Secured Parties shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall they be under any obligation to take any action whatsoever with regard thereto;

The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement conducted in a commercially reasonable manner. Each Debtor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the

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aggregate amount of the Obligations, even if the Secured Parties accept the first offer received and do not offer the Collateral to more than one offeree;

(e)          to the extent not already so transferred, transfer all or any part of the Collateral into the Secured Parties’ names or the name of their nominee or nominees; and

(f)           give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though they were the outright owner thereof (each Debtor hereby irrevocably constituting and appointing the Secured Parties the proxy and attorney-in-fact of such Debtor, with full power of substitution to do so), including, without limitation, the exercise of all voting, consensual and other powers of ownership pertaining to the Collateral.

17.          Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 17, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 16 shall be applied by Secured Parties:

First, to the payment of the reasonable costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of Secured Parties, the reasonable fees and expenses of its agents and counsel and all other reasonable expenses incurred and advances made by Secured Parties, in that connection;

Next, to the payment in full of the remaining Obligations equally and ratably in accordance with their respective amounts then due and owing or as Secured Parties holding the same may otherwise agree, as provided for in the Note Purchase Agreement; and

Finally, subject to the rights of any other holder of any Lien or encumbrance in the relevant collateral, to the payment to Debtors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

18.          Secured Parties Appointed Attorney-in-Fact. Without limiting any rights or powers granted to the Secured Parties pursuant to this Agreement, applicable law or otherwise, each Debtor hereby appoints each of the Secured Parties as its attorney-in-fact, with full power and authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in such Secured Party’s discretion to take any and all action and to authorize, execute, file and record any and all instruments, agreements and documents which such Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made or payable to such Debtor representing any Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same. Each Debtor hereby irrevocably authorizes Secured Parties at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all Accounts of Debtor and Proceeds thereof or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform

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Commercial Code of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by part 5 of Article 9 of the UCC of such jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including Debtor’s type of organization and any organizational identification number issued to Debtor. The appointment set forth in this Section 18 is coupled with an interest and is irrevocable.

19.          Secured Parties May Perform. If any Debtor fails to perform any agreement, covenant or obligation contained herein, the Secured Parties may themselves perform, or cause performance of such agreement, covenant or obligation and the expenses and costs of the Secured Parties incurred in connection therewith shall be payable by such Debtor.

20.          Security Interest Absolute. All rights of the Secured Parties and all Liens hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of:

(a)          lack of validity or enforceability of this Agreement or any of the other Security Documents;

(b)          any change in the time, manner or place of payment of, or in any other term of, any or all of the Senior Notes or any amendment or waiver of any provision of this Agreement;

(c)          any release or non-perfection of any portion of the Collateral or any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of any guaranty for all or any of the Senior Notes; or

(d)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Debtor in respect of the Obligations or this Agreement.

21.          Secured Parties’ Duties. The powers conferred to the Secured Parties hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon them to exercise any such powers except for the safe custody of any Collateral or any portion thereof in their possession, and the Secured Parties shall exercise that standard of care with respect to the Collateral in their possession which they exercise in the administration of their own assets and property; provided, however, that the Secured Parties shall not be liable for any action taken or omitted with respect to the Collateral or this Agreement in good faith and in the absence of gross negligence or willful misconduct. The Secured Parties shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

22.          Rights Cumulative. The rights, powers and remedies of the Secured Parties under this Agreement shall be in addition to all rights, powers and remedies given to the Secured Parties by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Parties’ security interest, Lien and assignment in the Collateral.

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23.	Indemnity and Expenses.

(a)          The Secured Parties shall not have any liability to any Person and each Secured Party shall be indemnified and held harmless by each Debtor for any liability incurred by reason of taking or refraining from taking any action with respect to the Collateral, except in the case of such Secured Party’s gross negligence or willful misconduct. Each Debtor agrees to indemnify the Secured Parties from and against any and all claims, losses and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except such claims, losses or liabilities resulting solely from the respective Secured Party’s gross negligence or willful misconduct. This Section 23(a) shall survive any termination of this Agreement.

(b)          Each Debtor agrees to pay all expenses, costs and disbursements incurred by the Secured Parties (including, without limitation, all fees, taxes and reasonable attorneys’ fees and other legal expenses incurred by the Secured Parties in connection therewith) in connection with (i) retaking, holding, collecting, preparing for sale and selling or otherwise realizing upon, liquidating or disposing of the Collateral, (ii) the preparation and execution of this Agreement and the documents contemplated hereunder, (iii) the enforcement of their rights hereunder whether in connection with an Event of Default or otherwise, (iv) the performance by the Secured Parties of any agreement, covenant or obligation of such Debtor contained herein that such Debtor has failed or refused to perform, and (v) the participation or other involvement of the Secured Parties with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Parties in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

24.          Amendments, Etc. Any amendment, modification or waiver of any provision of this Agreement shall be in writing and executed by the parties, and any such waiver shall be effective only for the specific purpose for which it is given and for the specific time period, if any, contemplated therein.

25.          Notices. Any notice required or permitted to be given hereunder shall be in writing and in the English language, and shall be addressed to the respective parties at their addresses as specified herein or as to either party at such other address as shall be designated by such party in a written notice to the other party delivered in accordance with this Section 25. All such notices and other communications shall be effective (a) when personally delivered during normal business hours to the addressee at the address designated for such delivery, (b) on the date deposited in the mails, (c) on the first Business Day after dispatch by Federal Express, DHL or other recognized national or international courier service, addressed to the addressee at the address designated for such delivery, (d) on the Business Day they shall have been given by facsimile transmission with electronic answer back confirmation; whichever of the foregoing shall occur first. For purposes hereof, the address of each of the Debtors is c/o Globix Corporation, 139 Centre Street, New York, New York 10013, and the address of each Secured Party is set forth on Exhibit A hereto.

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26.          Waivers. No failure or delay by the Secured Parties in exercising any right, power, privilege or remedy hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof and no single or partial exercise by the Secured Parties of any right, power, privilege or remedy of the Secured Parties hereunder or thereunder shall preclude any subsequent or further exercise by the Secured Parties thereof or of any other right, power, privilege or remedy hereunder or thereunder.

27.          Agents and Attorneys-in-Fact. The Secured Parties may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected in good faith.

28.          Severability. If any provision of this Agreement is invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding on the parties hereto.

29.          Non-Assignment. No Debtor shall have the right to assign its rights or delegate its obligations hereunder or any part thereof to any other Person without the Secured Parties’ prior written consent.

30.          Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

31.          Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles. The parties hereto agree than any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any court of the State of New York sitting in New York County, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

32.          Agent for Service of Process. Each Debtor hereby appoints CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011 as its agent for service of process for all purposes of this Agreement.

33.          Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall constitute an original and all of which, taken together, shall be deemed one instrument.

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34.          Liens of Trustee. Secured Parties acknowledges that the Collateral is or may become subject to Liens in favor of the Trustee in accordance with the Indenture and the security documents securing the Indebtedness issued thereunder, and that such Liens may be prior perfected Liens, provided that the Intercreditor Agreement shall control as to the priority of Liens covering the Collateral to the extent provided therein. Anything to the contrary herein notwithstanding, Secured Parties agree that the Trustee may retain possession of Collateral in its possession, subject to the provisions of the Intercreditor Agreement.

35.          Successor Secured Parties. Any Secured Party may assign its rights and duties under, or with respect to, this Agreement to any other Person who shall be an assignee of the such Secured Party’s interest as a Holder of Senior Notes. Promptly upon the assignment of their rights and duties under or with respect to, this Agreement, such Secured Party shall provide to the Debtors and the other Secured Parties notice of such assignment, including therein the name and notice address of the successor Secured Party, whereupon each Debtor and the other Secured Parties shall be entitled to deal with, and rely upon notices or other communications from, the successor Secured Party hereunder for all purposes.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

GLOBIX CORPORATION

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 2547425

SUBSIDIARY GUARANTORS:

NEON COMMUNICATIONS, INC.

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 3124705

NEON OPTICA, INC.

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 2892584

NEON TRANSCOM, INC.

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 2885214

S-1

NEON CONNECT, INC.

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 3626137

NEON SECURITIES CORP.

By:

Name:

Title:

Jurisdiction of organization: Massachusetts

Organization No.: 043496521

NORTHEAST OPTIC NETWORK OF CONNECTICUT, INC.

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 2892984

NORTHEAST OPTIC NETWORK OF NEW YORK, INC.

By:

Name:

Title:

Jurisdiction of organization: Delaware

Organization No.: 2892080

S-2

SECURED PARTIES:

LAMPE, CONWAY & CO. LLC

By:	_______________________
Name:	_______________________
Title:	_______________________

GREYWOLF CAPITAL PARTNERS II LP

By: Greywolf Advisors LLC, its general partner

By:	_______________________
Name:	_______________________
Title:	_______________________

METRONOME LPC 1, INC.

By:	_______________________
Name:	_______________________
Title:	_______________________

MILFAM I, L.P.

By:	_______________________
Name:	Lloyd I. Miller III
Title:	General Partner

_______________________

Karen Singer

EXHIBIT A

INFORMATION RELATING TO SECURED PARTIES

Names and Addresses of Secured Parties

Lampe, Conway & Co. LLC
730 Fifth Avenue
Suite 2102
New York, New York 10019-4105

Metronome LPC 1, Inc. c/o Loeb Partners Corp. 61 Broadway 24th Floor New York, NY 10006 Attn: Robert Grubin

Greywolf Capital Partners II LP c/o Greywolf Capital Management 4 Manhattanville Road Suite 201 Purchase, NY 10577

Milfam I, L.P. c/o Lloyd I. Miller III 4550 Gordon Drive Naples, FL 34102

Karen Singer c/o Romulus Holdings, Inc. 560 Sylvan Avenue Englewood Cliffs, NJ 07632